EXHIBIT 4.1

        The Registrant's Restated Articles of Incorporation

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                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                 VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION

                                   ARTICLE I

                                     Name

      The  name  of  the   corporation  is  Virginia  Beach  Federal   Financial
Corporation (herein the "Corporation").

                                  ARTICLE II

                               Registered Office

      The address of the Corporation's initial registered office in the Commonwealth of Virginia is 210 25th Street, Virginia Beach, Virginia 23451, which is located in the City of Virginia Beach.

                                  ARTICLE III

                                    Powers

      The purpose for which the Corporation is organized is to act as a savings and loan holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the laws of the Commonwealth of Virginia. The Corporation shall have all the powers of a corporation organized under the Virginia Stock Corporation Act, as the same may be from time to time amended hereafter.

                                  ARTICLE IV

                                     Term

      The Corporation is to have perpetual existence.


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                                   ARTICLE V

                                 Capital Stock

      The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 15,000,000, of which 10,000,000 are to be shares of common stock, $.01 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.01 par value per share. The aggregate number of shares of capital stock and the number of shares of common stock which the Corporation has authority to issue may be increased by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors and the number of shares of serial preferred stock which the Corporation has authority to issue may be increased by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation.

      A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock and the qualifications, limitations or restrictions thereof, are as follows:

      A. Common Stock. Except as provided in these Articles, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

            Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets available under applicable law and Article VIII of these Articles for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

            In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

            Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

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      B.  Issuance  of  Preferred  Stock in Series.  The board of  directors  is authorized to issue preferred stock from time to time in one or more series and to provide for the designations, preferences, limitations and relative rights of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation fixing:

            1. The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

            2. Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

            3. Whether shares of the series are redeemable or convertible (i) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities or other property, and (iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

            4. Any right of holders of shares of the series to distributions, calculated in any manner, including dividends that may be cumulative, noncumulative or partially cumulative;

            5. Whether the shares of the series have preference over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation;

            6. Any other designations, preferences, limitations or rights, including a right that no transaction shall be consummated while any such shares remain outstanding except upon the assent of a majority of such shares.

      All shares of preferred stock, regardless of series, shall be identical in all respects except to the extent that the Articles of Amendment establishing different series set forth different designations, preferences, limitations or relative rights as permitted in Paragraph B of this Article V. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

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                                  ARTICLE VI

                                   Dividends

      A. Subject to the restrictions set forth in paragraph B of this Article VI, the board of directors may, at any regular or special meeting, declare, and the Corporation may pay, dividends on the Corporation's outstanding stock. Dividends may be paid in cash, in property or in the Corporation's own shares.

      B. No dividends may be paid in cash or in property if, after giving effect to such payment:

            1. The Corporation would not be able to pay its debts as they became due in the usual course of business; or

            2. The Corporation's total consolidated assets would be less than the sum of its total consolidated liabilities.

                                  ARTICLE VII

                                   Dividends

      No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                 ARTICLE VIII

                  Meetings of Shareholders; Cumulative Voting

      A. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the chairman of the board of directors of the Corporation, by the president, by the board of directors, or by a committee of the board of directors which

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has been  duly  designated  by the  board of  directors  and  whose  powers  and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.

      B. Meetings of shareholders may be held within or without the Commonwealth of Virginia, as the bylaws may provide.

      C. One-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

      D. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

                                  ARTICLE IX

                     Notice for Nominations and Proposals

      A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 40 days nor more than 60 days prior to any such meeting; provided, however, that if less than 41 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

      B. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (as in effect as of the effective date of these Articles or as subsequently amended, including any successor regulation), including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his name and address as they appear on the Corporation's books, and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

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      C. Each such notice given by a shareholder  to the Secretary  with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

      D. The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

                                   ARTICLE X

                                   Directors

      A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than seven nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall from time to time be fixed by, or in the manner provided in, the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. Directors shall not be required to own any shares of the Corporation's common stock and need not be residents of any particular state, country or other jurisdiction.

      B. Classified Boards. The board of directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members

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of one class  expiring each year.  Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or III as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class I; and (ii) if there be an excess of two directorships over a number of equally divisible by three, one shall be classified in Class I and the other in Class III. At the first annual meeting of shareholders, directors of Class I shall be elected to hold office for a term expiring at the third
succeeding  annual  meeting   thereafter.   At  the  second  annual  meeting  of
shareholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the third annual meeting of shareholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

      Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent directors. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

      Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

                                  ARTICLE XI

                             Removal of Directors

      Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election

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of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, only the holders of a class of preferred stock voting separately may participate in a vote to remove said director.

                                  ARTICLE XII

               Limitation of Directors' and Officers' Liability

      Directors and officers of the Corporation shall have no liability to the Corporation or its stockholders for monetary damages rising from a single transaction, occurrence or course of conduct, provided that the liability of an officer or director shall not be limited if the officer or director engaged in any wilful misconduct or knowing violation of criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security. If the Virginia Stock Corporation Act is amended after the effective date of these Articles of Incorporation to further eliminate or limit the personal liability of directors or officers, then the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Virginia Stock Corporation Act, as amended.

      Any repeal or modification of the foregoing paragraph shall not adversely affect the right or protection of a director or officer with respect to any act or omission occurring before such repeal or modification.

                                 ARTICLE XIII

                                Indemnification

      A. Definitions. For purposes of this Article the following definitions shall apply:

            1. "Corporation" means this Corporation only and no predecessor entity or other legal entity.

            2. "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

            3. "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan.

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            4. "legal entity" means a corporation,  partnership,  joint venture, trust, employee benefit plan or other enterprise.

            5. "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise.

            6. "proceeding" means any threatened,  pending, or completed action,
      suit  or  proceeding,   whether   civil,   criminal,   administrative   or
      investigative and whether formal or informal.

      B. Indemnification of Directors and Officers. The Corporation shall indemnify and may contract in advance to indemnify an individual who is, was or is threatened to be made a party to a proceeding because he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law, regardless of whether the proceeding is by or in the right of the Corporation. The determination that indemnification under this Paragraph B is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, in the same manner a provided by law for directors; provided, however that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the board of directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him ineligible for indemnification.

      C. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and, if authorized by general or specific action of the board of directors, may contract in advance to do so. The determination that indemnification under this Paragraph C is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the board of directors,

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which action may be taken before or after a claim for  indemnification  is made, or as otherwise provided by law. No person's rights under Paragraph B of this Article shall be limited by the provisions of this Paragraph C.

      D. Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of his heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under polices of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Articles shall not be deemed to prohibit the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above, for the purpose of conducting the business of the Corporation. If any provision of this Articles or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions of this Article, and to this end the provisions of this Article are severable.

      E. Amendments. No amendment, modification or repeal of this Article XIII shall diminish the rights provided hereby to any person with respect to any claim for indemnification arising, in any material respect, from any act or event which took place prior to the effective time of the amendment, modification or repeal.

                                  ARTICLE XIV

                              Amendment of Bylaws

      In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation. Notwithstanding any other provision of these Articles or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for the purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

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                                  ARTICLE XV

                    Amendment of Articles of Incorporation

      The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, these Articles may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than a 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), except that Article V may be amended by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock entitled to vote thereon.


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